As filed with the Securities and Exchange Commission on March 6, 2025

Registration No. 333-249364

Registration No. 333-261896

Registration No. 333-280214

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-249364

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-261896

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-280214

UNDER THE SECURITIES ACT OF 1933

TFF Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	82-4344737
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

124 Washington Street, Suite 101 Foxborough, MA	02035
(Address of Principal Executive Offices)	(Zip Code)

2018 Stock Incentive Plan

2021 Stock Incentive Plan

(Full title of the plans)

Craig Jalbert
Chief Executive Officer

TFF Pharmaceuticals, Inc.

124 Washington Street, Suite 101

Foxborough, MA  02035

(508) 543-1720

(Name, address and telephone number of agent for service)

(508) 543-1720

(Telephone number, including area code, of agent for service)

Copy to:

Daniel K. Donahue

Greenberg Traurig, LLP

18565 Jamboree Road, Suite 500

Irvine, California 92612

(949) 732-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the following registration statements (each a “Registration Statement,” and collectively, the “Registration Statements”), previously filed by TFF Pharmaceuticals, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC):

•	Registration Statement on Form S-8 (No. 333-249364), registering 131,379 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), filed with the SEC on October 7, 2020, relating to the TFF Pharmaceuticals, Inc. 2018 Stock Incentive Plan;

•	Registration Statement on Form S-8 (No. 333-261896), registering 168,000 shares of the Registrant’s Common Stock, filed with the SEC on December 27, 2021, relating to the TFF Pharmaceuticals, Inc. 2021 Stock Incentive Plan (“2021 Plan”); and

•	Registration Statement on Form S-8 (No. 333-280214), registering 500,000 shares of the Registrant’s Common Stock, filed with the SEC on June 14, 2024, relating to the 2021 Plan.

The share numbers set forth above have been adjusted to reflect a 1-for-25 reverse stock split of the Common Stock effected on December 19, 2023.

As previously disclosed in a Form 8-K filed with the SEC on November 14, 2024, the board of directors of the Company approved the dissolution and liquidation of the Company pursuant to a plan of dissolution (the “Plan of Dissolution”), subject to the approval of the Company’s stockholders. In connection with the foregoing, the Company has determined to terminate the offerings of the securities under the Registration Statements. Accordingly, the Company is filing this Post-Effective Amendment No. 1 to terminate the effectiveness of the Registration Statements and to remove from registration any and all of the securities that remain unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foxborough, State of Massachusetts, on this 6th day of March 2025.

TFF PHARMACEUTICALS, INC.

By:	/s/ Craig Jalbert
Craig Jalbert
Chief Executive Officer
(Principal Executive Officer and Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed on March 6, 2025 by the following persons in the capacities indicated.

Signature	Title

/s/ Craig Jalbert	Director
Craig Jalbert

No other person is required to sign this Post-Effective Amendment No. 1 in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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